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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

USANA Health Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

March 23, 2016

Dear Shareholders,

        You are cordially invited to attend the 2016 Annual Meeting of Shareholders of USANA Health Sciences, Inc. (the "Annual Meeting") to be held at 9:30 a.m. MDT on Monday, May 2, 2016, at our offices at 3838 West Parkway Boulevard, Salt Lake City, Utah. Details regarding the meeting, the business to be conducted, and information about USANA Health Sciences, Inc. that you should consider when you vote your shares are described in the following pages, which contain the formal Notice of Annual Meeting and the Proxy Statement.

        At the Annual Meeting, three new individuals will stand for election and four individuals will stand for re-election to the Board of Directors. We will also ask shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

        Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to the majority of our shareholders over the Internet. This allows us to mail our shareholders a notice instead of a paper copy of our proxy materials. We believe this process will facilitate accelerated delivery of proxy materials, save costs, and reduce the environmental impact of our Annual Meeting. On or about March 23, 2016, we began sending to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our Annual Meeting and our Annual Report to Shareholders on the Internet. This notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

        We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote. You may vote over the Internet as well as by telephone. In addition, if you requested to receive printed proxy materials, you may vote by completing, signing, dating and returning your proxy card by mail. You are urged to vote promptly in accordance with the instructions set forth in the Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

David A. Wentz Co-Chief Executive Officer

3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 2, 2016

TIME:	9:30 a.m. MDT
DATE:	Monday, May 2, 2016
PLACE:	The offices of USANA Health Sciences, Inc. 3838 West Parkway Boulevard, Salt Lake City, Utah 84120
PURPOSES:
	1.	To elect seven directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify;
	2.	To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2016; and
	3.	To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

WHO MAY VOTE:

        You will receive notice of and be entitled to vote at the Annual Meeting if you were the record owner of USANA Health Sciences, Inc. common stock at the close of business on March 1, 2016. A list of shareholders of record will be available at the meeting and during the 10 days prior to the meeting, at the office of the Secretary at the above address.

        All shareholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, please vote by following the instructions on the Notice of Internet Availability of Proxy Materials that you have previously received, which we refer to as the Notice, or in the section of the Proxy Statement entitled "Important Information About the Annual Meeting—How Do I Vote," or, if you requested to receive printed proxy materials, your proxy card. You may change or revoke your proxy at any time before it is voted. The Notice contains instructions on how our shareholders may access our proxy materials and Annual Report over the Internet and how our shareholders may receive a paper copy of the proxy materials, including the Proxy Statement, Annual Report on Form 10-K, and a form of proxy card.

        On or about March 23, 2016, we began sending the Notice of Internet Availability of Proxy Materials to all shareholders entitled to vote at the annual meeting.

By Order of the Board of Directors,

James H. Bramble Corporate Secretary

Salt Lake City, Utah
March 23, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON MAY 2, 2016

        This Proxy Statement and our annual report to shareholders for the fiscal year ended January 2, 2016, along with our proxy card, are available for viewing, printing, and downloading free of charge at www.proxyvote.com. To view these materials please have your 12-digit control number available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to shareholders by electronic delivery.

        Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended January 2, 2016, on the website of the Securities and Exchange Commission at www.sec.gov, or on the "Investor Relations" section of our website at www.usanahealthsciences.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Secretary, USANA Health Sciences, Inc., 3838 West Parkway Boulevard, Salt Lake City, Utah 84120. Exhibits will be provided upon written request and payment of an appropriate processing fee.

ii

USANA HEALTH SCIENCES, INC.
ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

PROXY STATEMENT FOR
THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 2, 2016

        The Board of Directors of USANA Health Sciences, Inc. ("We," "USANA," or the "Company") is soliciting the accompanying proxy to be used at the 2016 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, May 2, 2016, at 9:30 a.m., local time, or at any adjournments thereof for the purposes set forth in this Proxy Statement and in the accompanying notice of the meeting. On or about March 23, 2016, we began sending the Notice of Internet Availability of Proxy Materials, which we refer to throughout this Proxy Statement as the Notice, to all shareholders entitled to vote at the Annual Meeting.

IMPORTANT INFORMATION ABOUT THE MEETING

        Why is the Company Soliciting My Proxy?

        The Board of Directors of USANA is soliciting your proxy to vote at the Annual Meeting to be held at our offices, 3838 West Parkway Boulevard, Salt Lake City, Utah, on Monday, May 2, 2016, at 9:30 a.m. MDT and any adjournments of the meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Shareholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

        We have sent you the Notice and made this Proxy Statement and our annual report to shareholders for the 2015 fiscal year available to you on the Internet because you owned shares of USANA common stock on the record date, which is March 1, 2016. We have also delivered printed versions of these materials to certain shareholders by mail. The Company commenced distribution of the Notice and the proxy materials to shareholders on or about March 23, 2016.

        Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

        As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials to our shareholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each shareholder. Most shareholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite shareholders' receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice will instruct you how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the enclosed proxy card, in addition to the other methods of voting described in this Proxy Statement.

        Who Can Vote?

        Only shareholders who owned USANA common stock at the close of business on March 1, 2016, or the record date, are entitled to vote at the Annual Meeting. On this record date, there were 11,944,164 shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

        You do not need to attend the Annual Meeting in person to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. For instructions on how to change or revoke your proxy, see "May I Change or Revoke My Proxy?" below.

        How Many Votes Do I Have?

        Each share of USANA common stock that you own as of the record date entitles you to one vote.

        How Do I Vote?

        Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to any other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board's recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

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  By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card, to vote by Internet or telephone.

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  By mail. If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board's recommendations as noted below.

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  In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

        Telephone and Internet voting facilities for shareholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on April 29, 2016.

        If your shares are held in "street name" (held in the name of a bank, broker or other holder of record or nominee), you will receive instructions from the holder of record. You must follow the instructions of the nominee in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the Annual Meeting in order to vote.

        How Does the Board of Directors Recommend That I Vote on the Proposals?

        The Board of Directors recommends that you vote as follows:

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  "FOR" the election of the seven nominees for director; and

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  "FOR" the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our 2016 fiscal year.

        We do not expect any other business to come before the meeting. If any other matter is presented, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this Proxy Statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

        May I Change or Revoke My Proxy?

        If you give us your proxy, you may change or revoke it at any time before the meeting. You may change or revoke your proxy in any one of the following ways:

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  by re-voting by Internet or by telephone as instructed above;

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  if you received printed proxy materials, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

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  by notifying our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

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  by attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

        Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.

        What if I Receive More Than One Notice or Proxy Card?

        You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under "How Do I Vote?" for each account to ensure that all of your shares are voted.

        What are "broker non-votes"?

        If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, New York Stock Exchange, or NYSE, rules allow that firm to vote your shares only on routine matters. Proposal #2, the ratification of the appointment of our independent registered public accounting firm for 2016, is the only matter for consideration at the meeting that NYSE rules deem to be routine. For all matters other than Proposal #2, you must submit voting instructions to the firm (broker, bank, or other nominee) that holds your shares if you want your vote to count. When a firm votes a client's shares on some but not all of the proposals, the missing votes are referred to as "broker non-votes."

        Will My Shares be Voted if I Do Not Vote?

        If your shares are registered in your name, they will not be voted if you do not vote as described above under "How Do I Vote?" If your shares are held in street name by a bank, broker or other holder of record (nominee) and you do not provide voting instructions to the nominee that holds your shares as described above, the nominee has the authority to vote your unvoted shares only on the ratification of our independent registered public accounting firm (Proposal #2), unless the nominee receives instructions from you. Therefore, we encourage you to provide voting instructions. This ensures your shares will be voted at the meeting and in the manner you desire.

        What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal #1: Election of Directors	Under Utah law, a nominee who receives a plurality of the votes cast at the Annual Meeting will be elected as a director. The "plurality" standard means the nominees who receive the largest number of "for" votes (also known as a "plurality" of the votes) will be elected. The number of shares not voted for the election of a nominee (and the number of "withhold" votes cast with respect to that nominee) are not counted and will not affect the determination of whether that nominee has received the necessary votes for election under Utah law. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Broker non-votes will have no effect on the results of this vote.
Proposal #2: Ratification of Independent Registered Public Accounting Firm

The affirmative vote of the shareholders representing a majority of the shares present and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for our 2016 fiscal year. Shares present but not voted because of abstention will have the same effect on the results of this vote as a vote "Against." We are not required to obtain the approval of our shareholders to select our independent registered public accounting firm. However, if our shareholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year, the Audit Committee of our Board of Directors may reconsider its selection.

        Is Voting Confidential?

        We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Elections examine these documents. Management, other than the Inspector of Elections, will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

        Who Will Count the Votes?

        Broadridge Investor Communications Services will tabulate the votes that are received prior to the Annual Meeting. Representatives of USANA will act as the Inspectors of Election and will tabulate the votes, if any, that are cast in person at the Annual Meeting.

        Where Can I Find the Voting Results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

        Who Pays the Costs of Soliciting these Proxies?

        These proxies are solicited by our Board of Directors and we will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to deliver proxies. We will then reimburse them for their expenses.

        What Constitutes a Quorum for the Annual Meeting?

        The presence, in person or by proxy, of the holders of a majority of the voting power of our common stock outstanding on the record date is necessary to constitute a quorum at the meeting. As of the close of business on the record date, there were 11,944,164 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. For the purpose of determining whether the shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Directors are elected based on a plurality of votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted for determining the presence or absence of a quorum for conducting business but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter.

        Attending the Annual Meeting

        The Annual Meeting will be held at 9:30 a.m. local time on Monday, May 2, 2016, at our offices at 3838 West Parkway Boulevard, Salt Lake City, Utah. When you arrive at our offices, our personnel will direct you to the appropriate meeting room. You need not attend the Annual Meeting to vote.

        Householding of Annual Disclosure Documents

        SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

        If your household received a single Notice or, if applicable, set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge, by calling their toll free number 1-800-542-1061. If you do not wish to participate in "householding" and would like to receive your own Notice or, if applicable, set of proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another USANA shareholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

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  If your USANA shares are registered in your own name, please contact Broadridge and inform them of your request by calling them at 1-800-542-1061 or writing them at Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

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  If a broker or other nominee holds your USANA shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

        Electronic Delivery of Company Shareholder Communications

        Most shareholders can elect to receive notices of the availability of future proxy materials by email instead of receiving a paper copy in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your Notice or proxy card or following the instructions provided when you vote over the Internet at www.proxyvote.com.

        How Do I Submit and What are the Deadlines for Submitting a Shareholder Proposal for Next Year's Annual Meeting?

        Shareholders are entitled to present proposals for consideration at the next annual meeting of shareholders, provided that they comply with the proxy rules promulgated by the SEC and our Bylaws. Any shareholder who intends to submit a proposal for consideration at the 2017 Annual Meeting of Shareholders must deliver such proposal to the Corporate Secretary, c/o USANA Health Sciences, Inc., 3838 West Parkway Blvd., Salt Lake City, Utah 84120, not later than 120 days prior to the one-year anniversary of the date on which this Proxy Statement is first mailed, which date is November 24, 2016, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Exchange Act").

        Who Should I Call if I Have Questions?

        If you have questions about the proposals or the Annual Meeting, you may call Patrique Richards, USANA Investor Relations, at (801) 954-7100. You may also send an e-mail to investor.relations@us.usana.com.

PROPOSAL #1—ELECTION OF DIRECTORS

        Our Bylaws provide that the shareholders or the Board of Directors shall determine the number of directors from time to time, but that there shall be no less than three directors. The Board of Directors, by resolution, has set the number of directors at seven. The Governance, Risk and Nominating Committee of the Board of Directors has nominated and recommends that four incumbent directors stand for re-election and that three new individuals be elected at the Annual Meeting. The four incumbent directors that will stand for re-election are Myron W. Wentz, Ph.D., Gilbert A. Fuller, Robert Anciaux and D. Richard Williams. Mr. Williams was appointed to the Board effective March 1, 2016 and has served as a director since that time. The three new individuals who will stand for election to the Board are our Co-Chief Executive Officer, David A. Wentz, Frederic Winssinger and Feng Peng. Incumbent directors Jerry G. McClain and Ronald S. Poelman will serve as directors until the Annual Shareholder Meeting and then retire from the Board.

        The Governance, Risk and Nominating Committee believes that all directors must, at a minimum, meet the criteria set forth in the USANA Corporate Governance Guidelines and in the Charter of the Governance, Risk and Nominating Committee, which specify, among other things, that the committee will consider criteria such as the director's independence, expertise and experience applicable to our business, substantive knowledge of our industry, high personal and professional ethics and the ability and willingness to devote the required time to the business of the Company.

        Each director who is elected at the Annual Meeting will hold office until the Company's Annual Meeting in 2017, until a successor is elected and qualified, or until the director resigns, is removed, or becomes disqualified. The Board of Directors has no reason to believe that any of the nominees for director will be unwilling or unable to serve, if elected. If due to unforeseen circumstances a nominee should become unavailable for election, the Board may either reduce the number of directors or may substitute another person for that nominee, in which event your shares will be voted for that other person.

        The Governance, Risk and Nominating Committee has determined that our incumbent directors and director nominees meet the criteria and qualifications set forth in the Company's Code of Ethics for Directors and Employees, Corporate Governance Guidelines and the Governance, Risk and Nominating Committee Charter. In addition, each director possesses the personal qualities and attributes we believe are essential to allow the Board of Directors to fulfill its duties to the shareholders, including personal accountability, integrity, ethical leadership, risk management, business acumen, and the ability to exercise sound and independent business judgment.

Director Nominees

        Seven directors will stand for election at the Annual Meeting. The nominees to the Board of Directors in 2016 are Robert Anciaux, Gilbert A. Fuller, Feng Peng, Myron W. Wentz, Ph.D., David A. Wentz, D. Richard Williams and Frederic Winssinger. Currently, Robert Anciaux, Gilbert A. Fuller, Myron W. Wentz, Ph.D., and D. Richard Williams serve as members of the Board of Directors. Messrs. Fuller, and Williams are independent directors under the rules of the NYSE. Additionally, the Board has determined that Mr. Peng and Mr. Winssinger, if elected, will be independent directors under the rules of the NYSE. The following information is furnished with respect to these nominees:

        Robert Anciaux, 70, has served as a director of USANA since July 1996. Since 1990, he has been the Managing Director of S.E.I. s.a., a consulting and investment management firm in Brussels, Belgium. Additionally, since 1982, Mr. Anciaux has been self-employed as a venture capitalist in Europe, investing in various commercial, industrial, and real estate venture companies. In some of these privately held companies, Mr. Anciaux also serves as a director. Mr. Anciaux received an Ingenieur Commercial degree from Ecole de Commerce Solvay Universite Libre de Bruxelles. Mr. Anciaux's qualifications to sit on our Board include his financial expertise and experience in providing consulting and strategic advisory services to complex organizations.

        Gilbert A. Fuller, 75, has served as a director of USANA since September 2008. Prior to that, he served as our Executive Vice President, Chief Financial Officer, and Secretary since January 2006. Mr. Fuller joined USANA in May 1996 as the Vice President of Finance and served in this role until June 1999, when he was appointed as the Company's Senior Vice President. Before joining USANA, Mr. Fuller served in various executive positions for several companies. Mr. Fuller served as Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and direct seller of personal care products. He was also the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives. He obtained his certified public accountant license in 1970 and kept it current until his career path developed into corporate finance. Mr. Fuller received a B.S. in Accounting and an M.B.A. from the University of Utah. In December 2012, Mr. Fuller was appointed as a director of Security National Financial Corporation, a NASDAQ-listed company. Mr. Fuller's qualifications to sit on our Board include his 12 years of experience as an executive officer of USANA, his deep understanding of our business, people and products, his 15 years of experience as a financial officer in the direct selling industry, as well as his accounting, finance and corporate strategy expertise.

        Feng Peng, 42, is nominated for election as a director of the Company at the Annual Meeting. Since March 2013, Mr. Peng has served as Chief Financial Officer of Ossen Innovation Co., Ltd., a China-based manufacturing company listed on the NASDAQ exchange. Prior to that, Mr. Peng served as Senior Vice President at MZ Group from August 2007 until September 2012 where he was responsible for providing strategic consulting services related to U.S. capital markets to Chinese clients. At MZ Group, Mr. Peng conducted extensive financial and industry due diligence, performed analysis on companies' financials, and provided management teams of client companies with extensive coaching, including detailed intelligence on investor expectations, perceptions and concerns, industry analysis, compliance, and reporting and disclosure requirements. Prior to working at MZ Group, he served in various capacities at Thomson Financial and Citigroup. Mr. Peng has been trained in both finance and accounting. He received a Master of Science in Computer Science from the New Jersey Institute of Technology. He also received a bachelor's degree in Automation Control from Shanghai Jiao Tong University in Shanghai, China in 1995. Mr. Peng is a certified Senior International Finance Manager (SIFM) in China. Mr. Peng's qualifications to sit on our Board include his extensive business experience in China, as well as his financial and corporate strategy experience.

        David A. Wentz. Biographical information for David A. Wentz is set out below with the other executive officers of the Company.

        Myron W. Wentz, Ph.D., 75, founded USANA in 1992 and served as the Chief Executive Officer and Chairman of the Board of USANA from the time of its inception to July 2008, when he retired as Chief Executive Officer. Dr. Wentz continues to serve as Chairman of the Board. In 1974, Dr. Wentz founded Gull Laboratories, Inc., which was a developer and manufacturer of medical diagnostic test kits and was the former parent corporation of USANA. Dr. Wentz served as Chairman of Gull from 1974 until 1998. In 1998, Dr. Wentz founded Sanoviv, S.A. de C.V. ("Sanoviv"), a health and wellness center that is located near Rosarito, Mexico. Joining a pathology group in Peoria, Illinois, from 1969 to 1973, Dr. Wentz served as infectious disease specialist and directed the microbiology and immunology laboratories for three hospitals in the Peoria area. He received a B.S. in Biology from North Central College, Naperville, Illinois, an M.S. in Microbiology from the University of North Dakota, and a Ph.D. in Microbiology and Immunology from the University of Utah. Dr. Wentz's qualifications to sit on our Board include his vast education and professional experience as a microbiologist, immunologist, and pioneer in the development of human cell culture technology, as well as his service as our founder, Chairman, and formerly as our Chief Executive Officer.

        D. Richard Williams, 59, was appointed a director in March 2016. Mr. Williams has served as non-executive Chairman of Primerica, Inc. since April 2015 and as Chairman from October 2009 through March 2015. Prior to that, he served as Co-Chief Executive Officer from 1999 through March 2015. Mr. Williams worked for Primerica beginning in 1989 and served in various capacities, including as the Chief Financial Officer and Chief Operating Officer of the Primerica operating unit of Citigroup. Mr. Williams serves on the Board of Trustees of the Woodruff Arts Center, the Anti-Defamation League Southeast Region, the Atlanta Area Council of the Boy Scouts of America, and the Carter Center Board of Councilors. In February 2016, Mr. Williams was appointed to the board of directors of Crawford & Company, an NYSE-listed company. Mr. Williams received both his B.S. degree and his M.B.A. from the Wharton School of the University of Pennsylvania. Mr. William's qualifications to sit on our Board include his extensive expertise in senior management, finance, M&A, strategic planning, and risk and asset management.

        Frederic J. Winssinger, 47, is nominated for election as a director of the Company at the Annual Meeting. Mr. Winssinger has been a Managing Partner of RW Partners LLC (RWP) since 2006. RWP is a commercial real estate private equity investment company based in Phoenix, Arizona. Mr. Winssinger also oversees his family office general investment operations and in 2014, he co-founded PlanningCore Wealth Advisors to provide investment advice to individuals and families. Prior to 2006, Mr. Winssinger worked in strategy consulting for the Boston Consulting Group and as a Portfolio Manager/Financial Analyst for JP Morgan Asset Management and other privately held asset management companies. Mr. Winssinger received a B.A. in Mathematics and Economics from Claremont McKenna College and an M.B.A from The Wharton School of the University of Pennsylvania. Mr. Winssinger's qualifications to sit on our Board include his 20 years of experience in financial analysis, and his training in evaluating corporate strategy towards the creation of shareholder value under sound corporate governance.

RECOMMENDATION

        The Board of Directors unanimously recommends a vote FOR each director nominee.

 BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        The Board of Directors is elected by and is accountable to the shareholders of the Company. The Board establishes policy and provides strategic direction, oversight, and control of the Company. The Board met seven times during fiscal year 2015. All 2015 directors attended at least 75% of the meetings of the Board and the Board Committees of which they are members.

Board Leadership Structure; Lead Independent Director

        Our founder, Dr. Myron Wentz, is the Chairman of our Board of Directors. Historically, David A. Wentz has served as our Chief Executive Officer. In light of the significant demands on the CEO position at USANA, in August 2015, the Board appointed David A. Wentz and Kevin Guest as Co-Chief Executive Officers or Co-CEOs. In his role, Mr. Wentz oversees USANA's global operations, while Mr. Guest leads USANA's worldwide field development and sales efforts. Both Mr. Wentz and Mr. Guest report directly to the Board of Directors.

        The Board has not adopted a specific policy on whether the same person should serve as both the CEO and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes it is most appropriate to retain the discretion and flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

        We believe it is currently appropriate to separate the roles of CEO and Chairman of the Board as a result of the demands of and differences between each role. Our Co-CEOs are responsible for setting the strategic direction for the Company, with guidance from the Board. They are also responsible for the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Co-CEOs and sets the agenda for Board meetings and presides over meetings of the full Board. Although Dr. Wentz is not independent under the rules of the NYSE, the Board believes the experience, leadership and vision he provides as Chairman of the Board is essential to the short-and-long-term success of the Company.

        The Board maintains a number of governance practices to ensure effective independent oversight of Board decisions, including (i) the appointment of strong, independent directors who constitute a majority of the Board and intimately understand the Company's business and industry; (ii) executive sessions of the independent directors in connection with every Board meeting; and (iii) annual evaluations of the performance of the Board, carried out by the independent directors. Because the Board also believes that strong, independent board leadership is an important aspect of corporate governance, the Board established the position of Lead Director in 2013. The Lead Director is an independent director elected for a one year term by the independent directors. The Lead Director chairs the Board meetings during all executive sessions and when the Chairman is unable to participate in Board meetings, and is a contact person for shareholders and third parties who may desire to contact the Board independently of the Chairman. Mr. Poelman was appointed Lead Director in 2015 and will serve in this capacity until the Annual Meeting, after which a new Lead Director will be appointed. Additional responsibilities of the Lead Director include:

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  Setting the agenda for and leading regularly-held independent director sessions and briefing the Chairman on those sessions;

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  Coordinating the activities of the independent directors;

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  Presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

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  Acting as a liaison of the independent directors to the Chairman and Co-CEOs for the views and any concerns and issues of the independent directors; and

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  Performing other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Director Independence

        NYSE rules and regulations generally require listed companies to have a board of directors with a majority of independent directors. A majority of the members of our Board of Directors are independent, as discussed below.

        To assist the Board in making its determination regarding director independence, the Board has adopted independence standards that conform to the independence requirements of the NYSE. In addition to evaluating each director's independence, the Board considers all relevant facts and circumstances in making its independence determination. We assess director independence on an annual basis. The Board has determined, after careful review, that all of the currently serving directors, other than Dr. Myron Wentz and Robert Anciaux, are independent based on the applicable rules of the NYSE and the applicable regulations of the SEC. In particular, the Board noted that, other than their service as directors of the Company, Gilbert A. Fuller, D. Richard Williams, Jerry G. McClain and Ronald S. Poelman had no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and determined that each of them is "independent" under NYSE listing standards. The Board has also determined that each of the new individuals who will stand for election at the Annual Meeting, other than David A. Wentz (our Co-CEO), would be independent, if elected, based on the applicable rules of the NYSE and the applicable regulations of the SEC.

Communications with Directors

        Our shareholders or other interested parties wishing to communicate with the Board of Directors, the non-management directors as a group, or any individual director may do so in writing by addressing the correspondence to that individual or group, c/o James H. Bramble, Corporate Secretary, USANA Health Sciences, Inc., 3838 West Parkway Boulevard, Salt Lake City, Utah 84120. All such communications will be initially received and processed by our Corporate Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to our Audit Committee chair. Other matters will be referred to the Board of Directors, the non-management directors, or individual directors as appropriate.

        Directors are encouraged by the Company to attend the Annual Meeting of Shareholders if their schedules permit. All directors who served in 2015, except Dr. Wentz, were present at the Company's Annual Meeting of the Shareholders that was held in April 2015.

Committees of the Board of Directors

        The Board of Directors has a separately-designated standing Audit Committee, Compensation Committee, and Governance, Risk and Nominating Committee. Information about the composition and responsibilities of each committee is provided below.

        Governance, Risk and Nominating Committee.    The Governance, Risk and Nominating Committee of the Board of Directors (the "Governance Committee") was established in February 2004. The Governance Committee met four (4) times during 2015. Members of the Governance Committee at the date of this Proxy Statement are Gilbert A. Fuller, Chairman, Jerry G. McClain, and Ronald S. Poelman. Each member of the Governance Committee meets the definition of "independent" set forth in the rules of the NYSE. After the Annual Meeting, the Governance Committee will be reorganized if each of the director nominees is elected by the shareholders

        The Governance Committee's responsibilities include: (i) overseeing corporate governance matters, (ii) risk oversight and management, (iii) identifying and evaluating prospective nominees for director, (iv) nominating the director nominees for election at the annual meeting of shareholders, and (v) periodically reviewing the performance of the Board and its members and determining the number, function, and composition of the Board's committees. The Board has delegated much of its responsibility for risk oversight and management to the Governance Committee. The Governance Committee conducts these risk oversight and management functions as part of its corporate governance oversight and reports its findings with respect to risk oversight and management to the entire Board. More information about the Board of Directors and Governance Committee's risk oversight and management practices is provided below under the caption "Risk Oversight and Management".

        The Governance Committee believes, among other things, that the Company's Board of Directors should be composed of directors with varied, complementary backgrounds, which reflect a diversity of viewpoints, backgrounds, experience and other factors. The Governance Committee also believes that directors should, at a minimum, (i) have expertise that may be useful to the Company, (ii) possess the highest personal and professional ethics, and (iii) be willing and able to devote the required amount of time to the Company's business. In light of these beliefs, the Governance Committee considers many factors in evaluating the suitability of candidates for Board membership, and also determining whether a director should be retained and stand for re-election, including: whether the candidate meets the requirements for independence; the candidate's background and experience, particularly in the Company's industry; the candidate's personal qualities, accomplishments, character and reputation in the business community; and the fit of the candidate's individual skills and personality with those of the Company's other directors.

        The Governance Committee may from time to time consider qualified nominees who are recommended by shareholders. The Governance Committee does not have different standards for evaluating nominees based on whether they have been suggested by our shareholders or by our directors. Shareholders who wish to make such a recommendation may do so by sending a written notice, as described under the heading "How do I submit a shareholder proposal for next year's Annual Meeting?" in the section of this Proxy Statement titled "Questions and Answers about the Meeting."

        Audit Committee.    The Audit Committee of the Board of Directors (the "Audit Committee") is a standing committee of the Board, which has been established as required by Section 3(a) of the Exchange Act and the rules of the NYSE. The Audit Committee met five (5) times during 2015. Members of the Audit Committee at the date of this Proxy Statement are Jerry G. McClain, Chairman, Ronald S. Poelman, and Gilbert A Fuller, each of whom meets the independence standards set forth above. The Board has determined that both Mr. McClain and Mr. Fuller are "audit committee financial experts," as defined by the applicable regulations promulgated by the SEC under the Exchange Act. The Board also believes that each member of the Audit Committee meets the NYSE composition requirements, including the requirements regarding financial literacy. The Audit Committee's responsibilities include: (i) appointing the independent registered public accounting firm of the Company, (ii) reviewing, approving and monitoring the scope and cost of any proposed audit and non-audit services that are provided by, as well as the qualifications and independence of, the independent registered public accounting firm, (iii) reviewing and monitoring with the independent registered public accounting firm, and internal audit staff, the results of audits, any recommendations from the independent registered public accounting firm and the status of management's actions for implementing such recommendations, as well as the quality and adequacy of our internal financial controls and internal audit staff, and (iv) reviewing and monitoring the Company's annual and quarterly financial statements, internal controls and the status of material pending litigation and regulatory proceedings. After the Annual Meeting, the Audit Committee will be reorganized if each of the director nominees is elected by the shareholders. Additionally, the Board has determined that each of Mr. Williams, Mr. Peng and Mr. Winssinger, if elected at the Annual Meeting, and subsequently appointed to the Audit Committee, would meet the definition of an "audit committee financial expert," as defined by the applicable regulations promulgated by the SEC under the Exchange Act.

        Compensation Committee.    The Compensation Committee of the Board of Directors (the "Compensation Committee") met twelve (12) times during 2015. Members of the Compensation Committee at the date of this Proxy Statement are Ronald S. Poelman, Chairman and Jerry G. McClain, each of whom meets the definition of "independent" set forth in the rules of the NYSE. In addition, all members of the Compensation Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code and are non-employee directors as defined by the applicable regulations promulgated by the SEC under the Exchange Act. The Compensation Committee's responsibilities include: (i) reviewing and recommending to the full Board of Directors the salaries, bonuses, and other forms of compensation and benefit plans for management and (ii) administering USANA's equity compensation plans. The duties of the Compensation Committee as the administrator of those plans include, but are not limited to, determining those persons who are eligible to receive awards, establishing terms of all awards, authorizing officers of the Company to execute grants of awards, and interpreting the provisions of the equity compensation plans and grants that are made under those plans. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis included in this Proxy Statement. After the Annual Meeting, the Compensation Committee will be reorganized if each of the director nominees is elected by the shareholders.

Risk Oversight and Management

        Our Board of Directors is actively involved in the oversight and management of the material risks that could affect the Company. Historically, our Board of Directors has carried out its risk oversight and management responsibilities by both monitoring risk directly as a full board and, where appropriate, through Board committees. The Board's direct role in our risk management process includes receiving regular reports from our executive officers and other members of senior management on areas of material risk to the Company, including operational, strategic, financial, legal and regulatory risks. The Board has delegated much of its direct risk oversight and management responsibility to the Governance Committee. The mandate of the Governance Committee with respect to risk management is to work with management to carry-out an efficient process for assessing and reporting material risk to the Governance Committee and, ultimately, the Board.

        The Board has also historically delegated the oversight and management of certain risks to the Audit Committee and Compensation Committee. The Audit Committee is responsible for the oversight of Company risks relating to accounting matters, financial and internal control reporting and related party transactions. To satisfy these oversight responsibilities, the Audit Committee regularly meets with and receives reports from the Company's Chief Financial Officer, Executive Director of internal audit, the Company's independent registered public accounting firm, KPMG LLP, and the Company's in-house and outside legal counsel. The Audit Committee is also responsible for discussing with management, our independent registered public accounting firm and the chair of the Governance Committee, the areas of risk management overseen by the Governance Committee.

        The Compensation Committee is responsible for the oversight of risk relating to the Company's compensation and benefits programs. To satisfy these oversight responsibilities, the Compensation Committee regularly meets with and receives reports from the Company's Co-Chief Executive Officers and Chief Financial Officer to understand the financial, human resources and shareholder implications of compensation and benefits decisions.

Compensation Risk Analysis

        Our Compensation Committee considers the risk to the Company associated with each component of our executive compensation program, namely base salary, and short-and-long term incentive compensation. In considering these risks, the Compensation Committee believes that the following factors, among others, reduce the likelihood of excessive risk taking in connection with executive compensation at USANA:

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  Our compensation components provide a balanced mix of (i) cash and equity compensation, (ii) short-term and long-term incentive compensation, and (iii) financial and non-financial performance metrics;

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  Our executives generally all participate in the same short-term incentive program with similar performance metrics;

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  Maximum pay-out levels for short-term incentive compensation are generally capped at 100% of an executive's base salary;

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  Our equity awards generally vest over several years and are only valuable if the Company performs well financially and our stock price increases over time;

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  We maintain strict internal controls over the determination and pay-out of each component of executive compensation;

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  We do not typically enter into employment, severance or other management agreements with any of our executive officers that contain post-termination or change-in-control payments; and

  •
  We generally do not provide significant perquisites or personal benefits to our executive officers.

        Based on the Compensation Committee's review of these factors and others, the Committee does not believe that the Company's executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.

Board Committee Charters

        A written charter has been adopted for each of the Audit Committee, Compensation Committee and Governance, Risk and Nominating Committee. Copies of the Audit Committee Charter, Compensation Committee Charter, and Governance, Risk and Nominating Committee Charter are available, free of charge, on the Company's website at www.usanahealthsciences.com under the "Corporate Governance" tab. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Corporate Governance Guidelines

        The Company has adopted Corporate Governance Guidelines that outline the Company's corporate governance policies and principles. The Company's Corporate Governance Guidelines are available, free of charge, on the Company's website at www.usanahealthsciences.com under the "Corporate Governance" tab. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Code of Ethics

        We have adopted a code of ethics that applies to all of our directors, officers (including our Chief Executive Officer and Chief Financial and Accounting Officer), and employees. We require that all of our directors, officers and employees certify on an annual basis that they are in compliance with the code. A copy of the Code of Ethics for Directors and Employees is available on the corporate governance section of our web site at www.usanahealthsciences.com. In the event the Company makes any amendments to, or grants any waivers of, a provision of its code of ethics that applies to the principal executive officer, principal financial officer or principal accounting officer of the Company that requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons therefor on a Current Report on Form 8-K or on its next periodic report filed under the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee during fiscal 2015 was composed of Ronald S. Poelman, Chairman, Robert Anciaux and Jerry G. McClain. All members of the Compensation Committee are independent directors. During fiscal 2015, there were no relationships or transactions between the Company and any member of the Compensation Committee requiring disclosure hereunder.

EXECUTIVE OFFICERS

        The executive officers of USANA at January 2, 2016, and as of the date of this Proxy Statement were:

Name	Position
David A. Wentz	Co-Chief Executive Officer
Kevin G. Guest	Co-Chief Executive Officer
Paul A. Jones	Chief Financial Officer and Chief Leadership Development Officer
Deborah Woo	President of Asia
James H. Bramble	Chief Legal Officer and Corporate Secretary
Jim Brown	Chief Operating Officer
Daniel A. Macuga	Chief Communications Officer and Executive Vice President of Field Development for the Americas
Doug Braun	Chief Marketing Officer

        The following information is provided for each of our executive officers.

        David A. Wentz, 45, Co-Chief Executive Officer. Mr. Wentz joined USANA as a part-time employee in 1992. He has been a full-time employee since March 1994. From 1993 until April 2004, he was a member of the Company's Board of Directors. Mr. Wentz was appointed Chief Executive Officer in July 2008 and served in this capacity until August 2015 when he was appointed Co-Chief Executive Officer. He served as President from July 2002 to July 2008 and previously served as the Company's Executive Vice President from October 2001 to July 2002. He served as the Company's Senior Vice President of Strategic Development from June 1999 to October 2001, and as the Company's Vice President of Strategic Development from August 1996 to June 1999. Mr. Wentz received a B.S. in Bioengineering from the University of California, San Diego. Mr. Wentz is the son of Dr. Wentz, who is the founder of the Company and Chairman of the Company's Board of Directors.

        Kevin G. Guest, 53, Co-Chief Executive Officer. Mr. Guest joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events. Following the Company's acquisition of FMG Productions, a media, video, and event productions company that was founded by Mr. Guest, he became a full-time employee of the Company and was promoted to Vice President of Media and Events in February 2004. In January 2006, he was appointed as the Company's Executive Vice President of Marketing and served in that role until July 2008, when he was appointed Chief Marketing Officer. Mr. Guest served in this role until May 2011, when he was appointed as President of North America. In October 2012, he was appointed as President of the Americas, Europe and South Pacific. In August 2014, Mr. Guest was appointed President of the Company and served in this role until August 2015, when he was appointed Co-Chief Executive Officer. Prior to joining USANA full-time, from 1992 to February 2004, Mr. Guest served as the Managing Partner of FMG Productions. Mr. Guest earned a B.A. in Communications from Brigham Young University.

        Paul A. Jones, 52, Chief Financial Officer and Chief Leadership Development Officer. Mr. Jones joined USANA in 2005 as Vice President of Human Resources and served in this role until June 2007, when he left to complete a three year service mission. Mr. Jones returned to USANA as Vice President of Human Resources in July 2010 and served in this role until December 2012, when he was appointed Chief Financial Officer. In August 2015, Mr. Jones was also appointed Chief Leadership Development Officer. Prior to joining USANA, Mr. Jones was employed as Vice President of Human Resources and later as Vice President of Operations for Associated Food Stores, Inc. Mr. Jones received a B.S. in finance from Utah State University and a master of arts in organizational management from the University of Phoenix. Mr. Jones is also a Certified Management Accountant.

        Deborah Woo, 62, President of Asia. Mrs. Woo joined USANA as General Manager of USANA Hong Kong in 1999 and served in that role until 2003. In 2003, she was promoted to Regional General Manager and became responsible for the Hong Kong, Taiwan, and Singapore markets. Mrs. Woo was subsequently promoted to Vice President of Greater China and East Asia in 2005. As a result of USANA's strategic regional alignment in 2007, Mrs. Woo was appointed as Vice President of Greater China and North Asia. In 2008, Mrs. Woo was promoted to Executive Vice President of Asia. In February 2010, Mrs. Woo was promoted to Executive Vice President of Sales and served in this role until May 2011, when she was appointed President of Asia Pacific. In October 2012, she was appointed President of Asia and Greater China and served in this capacity until she was appointed President of Asia in January 2016. Mrs. Woo entered the direct selling industry in 1990 as a Distributor Relations Manager for Amway Hong Kong. She later became Director of Sales for Caring International (Hong Kong) Limited in 1996 where she headed up multifunctional teams in operations, distributor relations, and marketing.

        James H. Bramble, 46, Chief Legal Officer and Corporate Secretary. Mr. Bramble joined USANA in March 1998 to manage the Compliance and Legal Departments. In April 2006 he was appointed Vice President and General Counsel. In July 2008, Mr. Bramble was also appointed Corporate Secretary, and served in these roles until May 2011, when he was appointed Chief Legal Officer and Corporate Secretary. Prior to joining USANA, Mr. Bramble was employed with Novus Services. Mr. Bramble received a B.S. in political science with a minor in Spanish from the University of Utah in Salt Lake City, Utah. He received his J.D. from the S.J. Quinney College of Law at the University of Utah.

        Jim Brown, 47, Chief Operating Officer. Mr. Brown joined USANA in 2006 as Vice President of Operations. In July 2011, he was appointed Vice President of Global Operations and served in that role until July 2012, when he was appointed Chief Production Officer. He served in that role until November 2013 when he was appointed Chief Operating Officer. Prior to joining USANA, Mr. Brown was previously employed at Sonoco as a plant manager where he was responsible for safety, quality, finance, production, and maintenance. Mr. Brown received a bachelor's degree with a double major in computer science and math as well as an M.B.A. from Francis Marion University in Florence, South Carolina.

        Daniel A. Macuga, Jr., 46, Chief Communications Officer and Executive Vice President of Field Development for the Americas. Mr. Macuga joined USANA in 2007 as Vice President of Network Development and Public Relations. In July 2008, he was appointed as Vice President of Marketing, Public Relations and Social Media and served in that role until December 2011, when he was appointed Chief Communications Officer. He served in that role until February 2014 when he was appointed Chief Communications Officer and Executive Vice President of Field Development for the Americas. Prior to joining USANA, Mr. Macuga was employed at the Chrysler Corporation, where he spent 15 years working closely with independent dealership entrepreneurs to help them build their businesses, increase awareness for their products, and keep them focused on effective customer relationship management. Mr. Macuga received a B.A. in communications from the University of California, San Diego.

        Doug Braun, 54, Chief Marketing Officer. Mr. Braun joined USANA as Vice President of Marketing in December 2011. He served in this capacity until March 2012, when he was appointed as Vice President of Marketing and Recognition and served in that role until July 2012, when he was appointed Chief Marketing Officer. Mr. Braun brings 20 years of direct selling experience to USANA. Prior to joining USANA, Mr. Braun was self-employed in 2011 and served as temporary chief executive officer of GrowLife, Inc. from May 2011 to September 2011. Prior to that he was president of Nikken International, Inc. from December 2008 to January 2011, vice president of sales & marketing of Nikken International, Inc. from July 2007 to November 2008 and vice president of marketing of Nikken International, Inc. from July 2005 to June 2007. Prior to that, he served as vice president of marketing of Fionda, LLC, and senior vice president of global marketing at Herbalife International, Inc. where Mr. Braun spent ten years. He has a B.B.A. from the University of Cincinnati and an M.B.A. from Xavier University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        The following Compensation Discussion and Analysis describes the material elements of the compensation and benefit programs for our Co-Chief Executive Officers, Chief Financial Officer, and the three other most highly-compensated executive officers as of the end of fiscal year 2015. In this Proxy Statement, we refer to these officers as our "Named Executive Officers." Our Named Executive Officers are also referred to herein individually as an "Executive" and collectively as "Executives".

Executive Summary and Overview

        Summary of 2015 Accomplishments.    Fiscal 2015 was an exceptional year for USANA. From a financial perspective, we delivered our 13th consecutive year of record net sales, as well as our highest annual net earnings and earnings-per-share in the history of the Company. These results were driven by a number of accomplishments during the year, including our achievement of more than 20% growth in the number of Active Associates who use and sell our products around the world. We ended the 2015 fiscal year with a record 421,000 Active Associates and 89,000 Preferred Customers worldwide. Associate and customer growth is our highest priority as we continue to focus on improving the overall health and nutrition of individuals and families around the world.

        Our results for the year were driven by execution of our 2015 growth strategies, which included offering market-specific incentives to motivate our sales force, advancing our personalization initiative, and increasing our brand recognition to make it easier for our sales force to talk about USANA.

        During the year, we offered a variety of market specific incentives to our sales force. The most impactful was offered world-wide during late 2014, and during the first part of 2015 in China. This incentive, and its residual effect, was successful in accelerating our customer growth during much of 2015. During the second half of 2015, we offered additional incentives in many of our markets to continue driving customer growth. The short-term incentives we offered in many of our markets during 2015 contributed to our 20.6% Associate growth and 9.9% Preferred Customer growth year-over-year.

        We also continued to advance our personalization strategy during the year. Over the last few years, we have added personalized aspects to our global brand, Associate compensation plan, and our Associates' e-business environment to make it easier and more enjoyable to do business with USANA. In 2015, we continued to personalize our product line by introducing our new "MySmartTMFoods" products. MySmartTMFoods are science-based, healthy nutrition shakes, bars, boosters and flavor optimizers that provide our customers with customized healthy food options. We made MySmartTMFoods available to our Associates for a limited time in 2015 as a pre-launch opportunity to purchase and try the products. During the first half of 2016, we will officially launch these products.

        We also increased our brand recognition in 2015 by expanding our relationship with Dr. Mehmet Oz, as a Trusted Partner and Sponsor of The Dr. Oz Show, and by continuing to advance our athlete sponsorship program around the world. Under our partnership with Dr. Oz, USANA products were regularly featured on The Dr. Oz Show in 2015. This partnership has increased our brand recognition in North America and our other regions around the world.

        In 2015, we also continued to see our business grow in China. Specifically, annual net sales in China increased over 71% on a year-over-year basis and the number of Active Associates increased over 46%. We also made significant progress during the year on the construction of our new state-of-the-art production facility in Beijing, which is scheduled to become fully operational during the first half of 2016.

        Finally, in late 2015 we officially opened Indonesia, which marks our 20th market worldwide. Indonesia is a promising addition to our South East Asia Pacific Region, and we are optimistic about the potential growth opportunity there.

        Overview of Compensation Program.    We believe that our Executives and employees, as well as the compensation programs that incent them, are key factors in driving our strong financial and operational performance. Our executive compensation program is designed to provide a competitive and internally equitable compensation and benefits package. We also strive to ensure that our executive compensation program reflects a pay-for-performance philosophy and promotes Executive motivation and retention.

        Our executive compensation program includes base salary, short-term incentive compensation (in the form of a cash bonus), and long-term incentive compensation (in the form of equity awards). Short-term incentive compensation is performance-based and designed to motivate our Executives to achieve annual financial and non-financial performance objectives. To minimize potential risk, the potential for short-term incentive compensation is typically capped at 100% of an Executive's base salary. Long-term incentive compensation utilizes equity awards, which vest over several years. These awards reward the Executive for sustainable Company performance and align the financial interests of our Executives with those of our shareholders.

        Other than as described above, we typically do not provide benefits to our Executives that are different from, or in addition to, those that are provided to our general employees. Additionally, we typically do not enter into pre-arranged severance agreements or contracts with our Executives that contain post-termination or change-in-control payment provisions, or provide significant perquisites or personal benefits to our Executives.

Compensation Philosophy and Objectives

        The Company's compensation philosophy, as approved by the Compensation Committee, is to establish and maintain executive compensation programs that are designed to accomplish the following objectives:

  •
  To attract and retain, through a fair and competitive compensation plan, Executives who have the intelligence, education, and experience that is required to effectively administer the affairs of the Company;

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  To motivate our Executives to achieve certain financial and non-financial performance objectives for the benefit of our shareholders by tying components of their total compensation to individual and Company performance; and

  •
  To ensure that compensation practices do not impair USANA's financial strength or future success.

        The Compensation Committee intends to meet these objectives by utilizing and maintaining a balance among three major components of compensation: base salary, short-term incentive compensation (cash bonus), and long-term incentive compensation (in the form of equity awards). The Committee believes that these three components provide the appropriate framework to attract, retain and motivate our Executives, and align a significant portion of executive compensation with short-and long-term performance objectives that drive shareholder value. As shown in the compensation tables following this report, our Executives do not currently receive retirement benefits, pre-determined severance arrangements, deferred compensation opportunities, or other perquisites that are commonly provided to executives of similarly sized companies.

Role of Compensation Committee

        Our executive compensation philosophy and practice has been developed through a collaborative effort of the Compensation Committee, the CEO, and the CFO. With the appointment of Mr. Wentz and Mr. Guest as Co-CEO's in August 2015, the Compensation Committee began, and will continue to, seek input from each Co-CEO on the Company's executive compensation philosophy. While our Co-CEOs and CFO offer ideas, opinions, and proposals in Compensation Committee meetings, the Compensation Committee functions and votes independently from these officers. The Compensation Committee is responsible for all changes to the executive compensation philosophy and program. The Compensation Committee, as of the date of this Proxy Statement, consists of three members of USANA's Board of Directors, all of whom are "independent" under the rules of the NYSE. These members are appointed to the Compensation Committee by the Board of Directors. The Compensation Committee acts under a written charter, which outlines the committee's authority and responsibilities.

Role of Corporate Leadership in Assisting Compensation Committee

        The Compensation Committee has the primary authority to determine the Company's compensation philosophy and to establish compensation for the Company's Named Executive Officers. It is responsible for ensuring that executive compensation decisions are thoroughly researched and implemented. All of the Company's Executives and employees participate in an annual performance review with their immediate supervisor, during which the Executive or employee receives input about his or her performance and contributions to the Company's results for the period being assessed. The Compensation Committee seeks input from the Company's Co-CEOs and CFO to identify key factors and to obtain information that is related to executive compensation. These key factors and information generally involve the individual Executive's level of responsibility, his or her years of experience, his or her current overall compensation level in relation to external market studies and internal equity analysis between executives, the impact of current compensation practices on the Company's financial statements, and the relationship between executive compensation and performance of the Company.

        The Company's CFO takes direction from and makes suggestions to the Chairman of the Compensation Committee in establishing the quarterly committee meeting agenda and in preparing the materials to be presented to the Compensation Committee. These materials contain minutes from prior meetings, key items to be addressed, and background information to help the Compensation Committee in its decision-making process.

Compensation Consultant

        In late 2014, the Compensation Committee retained Frederic W. Cook & Co., or FWC, as its independent compensation consultant for 2015 to assist the committee in reviewing our executive compensation program, to provide compensation data and alternatives to the committee, and to provide advice to the committee as requested. FWC provided services to the Compensation Committee only in late 2014 and early 2015 and did not perform any work for the Company outside of the services it performed for the Compensation Committee. The Compensation Committee considered the compensation data and alternatives provided by FWC in analyzing and rendering compensation decisions in 2015, including setting annual base salary compensation, short-term incentive compensation and long-term incentive compensation for our Executives.

        As a basis for the market data provided to the Compensation Committee, FWC utilized compensation data from a group of 22 peer companies set out below. These companies are all within a reasonable range of the Company's revenue, operating income, and market capitalization. As of January 1, 2015, we were at or near the median of the peer group with respect to revenue, operating income and market capitalization. This information was gathered and analyzed for the 25th, 50th and 75th percentiles for annual salary, short-term incentive pay elements and long-term incentive pay elements. Where possible, our Executives were matched to appropriate proxy and survey positions based on job duties and level of responsibility. The peer group information and other data provided by FWC are among several factors that the Compensation Committee utilized in making compensation decisions in 2015. The following companies were included in the 2015 peer group.

Blyth, Inc.	Nature's Sunshine Products, Incorporated
Coty, Inc.	Nu Skin Enterprises, Inc.
Elizabeth Arden, Inc.	Nutraceutical International Corporation
GNC Holdings, Inc.	NutriSystem Inc.
The Hain Celestial Group, Inc.	Perrigo Company plc
Herbalife, Ltd.	Prestige Brands Holdings, Inc.
International Flavors and Fragrances Inc.	Primerica, Inc.
Inter Parfums, Inc.	Revlon, Inc.
LifeVantage Corporation	Tupperware Brands Corporation
Mannatech, Incorporated	Vitamin Shoppe, Inc.
Natural Health Trends Corp.	Weight Watchers International, Inc

        In addition to the FWC market data, the Compensation Committee utilized the following materials, along with other resources and tools, to render compensation decisions for 2015: (i) surveys and reports of executive compensation paid by public companies, with characteristics similar to USANA, on a national basis; and (ii) surveys from Mercer, ERI, U.S. Direct Selling Association, and Western Management Group of executive compensation paid by certain of the Company's direct competitors, consisting of both public and private companies, on a local and national basis. These materials and resources help provide solid benchmarks for each component of our executive compensation as well as a general understanding of the total compensation offered by companies in our industry who are competing for top talent.

Components of Compensation

Base Salary

        Base salary represents the fixed component of executive compensation. It is designed to compensate our Executives fairly and competitively at levels necessary to attract, retain and motivate qualified executives in our industry. Consistent with this philosophy, the Compensation Committee, on an annual basis, evaluates our Executives' base salaries. The Committee asks for input and recommendations from the Co-CEOs and CFO and then considers (i) the Executive's scope of responsibilities, maturity in role, demonstrated level of performance, accomplishments and contributions to the Company; (ii) the performance of USANA, both financially and operationally; (iii) current market data and salary levels for each Executive's particular position; and (iv) the total compensation paid to each Executive. The Committee then renders a decision for each Executive's base salary based on the total mix of the foregoing information.

        As part of its 2015 Executive compensation evaluation, the Compensation Committee, after reviewing the information outlined above, approved the Named Executive Officers' base salaries from July 2015 through June 2016 as follows:

Executive	Appointed Office	2014 - 2015 Base Salary ($)*	2015 - 2016 Base Salary ($)*
David A. Wentz	Co-Chief Executive Officer	$300,000	$618,000
Kevin G. Guest	Co-Chief Executive Officer.	$600,000	$618,000
Paul A. Jones	Chief Financial Officer	$340,000	$357,000
Deborah Woo	President of Asia	$580,378	$598,769
James H. Bramble	Chief Legal Officer	$382,673	$394,000
Douglas Braun	Chief Marketing Officer	$330,000	$340,000

*
From August 2014 through July 2015, Mr. Wentz, pursuant to approval from the Board of Directors, reduced his time in the office to spend more time with his family. During that time, he worked on several strategic initiatives for the Company and attended several significant events with the Company's Associate sales force. In light of these factors, Mr. Wentz recommended, and the Compensation Committee approved, a reduction of his base salary to $300,000 for this period of time. The 2015-2016 base salary for Mr. Wentz reflects his return to the Company full-time and appointment to Co-Chief Executive Officer. The 2015-2016 base salary for Mr. Guest reflects his appointment to Co-Chief Executive Officer. With respect to Ms. Woo, Mr. Jones, Mr. Bramble, and Mr. Braun, the Compensation Committee set each Executive's base salary for 2015-2016 following its evaluation of all of the factors set out in (i) through (iv) in the paragraph above.

        The actual base salaries paid to our Named Executive Officers during the year ended January 2, 2016 are reflected in column (c) of the Summary Compensation Table of this Proxy Statement.

Non-Equity Incentive Plan Compensation

        We offer our Named Executive Officers non-equity incentive plan compensation in the form of a cash bonus that is based on USANA's achievement of certain financial performance objectives during the applicable year. Cash bonuses are based on a percentage of the Executive's base salary. Each year, the Compensation Committee sets the range of the cash bonus for which each Executive is eligible and sets the performance objectives on which cash bonuses for that year will be based.

2015 Non-Equity Incentive Plan

        For 2015, the Compensation Committee approved the 2015 Executive Bonus Plan (the "2015 Bonus Plan"), which was based on growth in net sales and profitability. The Compensation Committee approved this single financial performance objective to: (i) focus the Company's Executives on growing net sales in 2015 without sacrificing profitability; (ii) continue to align the bonus opportunity under the 2015 Bonus Plan for all Executives to promote internal equity; (iii) foster teamwork among markets and Executives; and (iv) align the 2015 Bonus Plan offered to Executives with the profit sharing plan offered to all other employees of the Company.

        Under the 2015 Bonus Plan, 9% of the Company's adjusted operating profits, which exceed 10% of net sales, were to be paid to Executives in the form of a cash bonus. For purposes of the 2015

Bonus Plan, the term "adjusted operating profit" is calculated as (i) the Company's earnings from operations, plus (ii) positive adjustments to earnings from operations for Executive and employee bonus accruals and equity compensation expense. Payments under the 2015 Bonus Plan were distributed as an equal percent of the Executive's base salary.

        Under the 2015 Bonus Plan, Executives were eligible to receive a cash bonus of between zero and 100% of their base salary, depending on the performance of the Company under the criteria of the plan. Each Executive's target bonus percentage under the 2015 Bonus Plan was 50% of the Executive's base salary.

2015 Executive Bonus Plan Payout

        Shortly after the end of fiscal 2015, the Compensation Committee reviewed the foregoing performance objectives and evaluated the actual performance delivered by the Company under the 2015 Bonus Plan. The Compensation Committee determined that the Company delivered strong financial and operating performance in 2015 and, in particular, noted that the Company:

  •
  Achieved 2015 net sales of $918.5 million, which is a 16.2% increase compared to fiscal 2015;

  •
  Achieved 2015 adjusted operating profit of $169.2 million; and

  •
  Achieved 2015 adjusted operating profit in excess of 10% of net sales of $77.3 million.

        Based on the Company's performance, and the criteria of the 2015 Bonus Plan, the Compensation Committee determined that each Executive had earned a cash bonus equal to 57.8% of the Executive's base salary under the 2015 Bonus Plan. Consequently, the committee awarded this bonus amount to each Executive. The actual cash bonuses paid to our Named Executive Officers under the 2015 Bonus Plan are reflected in column (g) of the Summary Compensation Table of this Proxy Statement.

2016 Executive Bonus Plan

        For 2016, the Compensation Committee approved the 2016 Executive Bonus Plan (the "2016 Bonus Plan"), which is based on the same performance objectives as the 2015 Bonus Plan: growth in net sales and profitability. As part of its determination to again utilize this bonus criteria and structure, the committee noted: (i) the strong operating results delivered by the Executives and the Company in 2015; (ii) the successful alignment of the Company's Executives under the 2015 Bonus Plan, and (iii) the internal equity among Executives that was created by the 2015 Bonus Plan.

        Under the 2016 Bonus Plan, 9% of the Company's adjusted operating profits, which exceed 10% of net sales, will again be paid to Executives in the form of a cash bonus. Payments under the 2016 Bonus Plan will be distributed as an equal percent of the Executive's base salary. Under the 2016 Bonus Plan, Executives will be eligible to receive a cash bonus of between zero and 100% of their base salary, depending on the performance of the Company under the criteria of the plan. Each Executive's target bonus percentage under the 2016 Bonus Plan is 50% of the Executive's base salary. Future estimated payouts under the 2016 Bonus Plan are reflected in the Grants of Plan-Based Awards table of this Proxy Statement.

Equity Compensation

        Equity compensation is an integral part of USANA's compensation philosophy. We believe that equity grants that vest over a period of years tie a portion of our Executives' compensation to the Company's long-term performance and, thereby, align the interests of our Executives with the interests of our shareholders. Our equity compensation program delivers compensation to Executives only when the Company performs and the value of the Company's stock increases. USANA provides equity-based compensation primarily through the issuance of Stock-Settled Stock Appreciation Rights ("SSARs").

Grants of equity awards are made for both Executives and other eligible employees at regular Compensation Committee meetings and at special meetings, as needed. To further align the interests of our Executives and shareholders, we have implemented stock ownership guidelines for our Executives. Pursuant to these guidelines, our Executives agree to hold ten percent (10%) of the shares of USANA common stock issued to them as a result of a SSAR exercise for a period of five years or until they are no longer employed by the Company.

        The Compensation Committee's philosophy has been to issue intermittent SSAR awards to Executives to drive long-term Company performance as well as individual Executive performance. In general SSAR awards are granted to Executives as they enter into a qualifying position and vest annually in equal installments over a five-year period. Additional grants are awarded to Executives as seen necessary by the Compensation Committee to maintain sufficient long term incentive to accomplish the objectives outlined above. These additional grants typically do not vest in the first two years, but only at the end of years three, four and five, and such vesting for a particular Executive commences when the vesting schedule of that Executive's particular SSAR award ends. The grant price for equity awards is the fair market value of the award as of the date of grant as determined by the closing price of the Company's common stock on the date of grant.

        In 2015, the Compensation Committee issued SSAR awards to the Named Executive Officers as detailed in the Outstanding Equity Awards at Fiscal Year-End Table of this Proxy Statement. The 2015 awards sequentially follow the Company's last broad SSAR award issuance in 2014. After the 2014 awards complete vesting, the 2015 awards will begin to vest.

Other Compensation

        Other than as described above, USANA does not at this time provide benefits to its Named Executive Officers that are different from or in addition to those that are provided to its general employees. Those benefits are described below.

        Retirement:    Executives may participate in Company sponsored 401(k) retirement plans on the same terms and conditions, including Company matching provisions, as other employees. For the year ended January 2, 2016, we contributed matching funds totaling $1,457,912 to our 401(k) plan in which all eligible employee participants shared. During 2015, each of our eligible Executives participated in our 401(k) plan and shared matching funds totaling $72,800. Mrs. Woo is not eligible to participate in our 401(k) plan and the Company pays retirement compensation to her, as disclosed in the Summary Compensation Table, pursuant to Hong Kong law. Except as disclosed in this paragraph, we provide no other retirement benefits to our Executives.

        Severance:    USANA has no pre-arranged severance agreements or contracts with any of our Executives that contain post-termination or change-in-control payment provisions. We have, however, provided severance benefits to Executives on a case-by-case basis.

        Perquisites:    It is our general practice not to provide significant perquisites or personal benefits to our Executives. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to Executives as necessary to accomplish the objectives under our compensation philosophy. In this regard, it should be noted that we do not currently provide pension arrangements, post-retirement health coverage, or similar benefits for our Executives or employees. In 2015, we paid health, life, and disability insurance premiums on behalf of our Executives, all on the same terms as those that we provide to all of the Company's employees.

        Insurance Plans and Other Benefits:    We provide insurance plans and other benefits to our Executives that are similar to those plans and benefits that are customarily provided to general employees of the Company.

        Indemnification:    Article VI of our Amended and Restated Articles of Incorporation and Article 5 of our Bylaws provide for indemnification of our directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Utah Revised Business Corporation Act. We have entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling us under the foregoing provisions, the SEC has stated that such indemnification is against public policy, as expressed in the Securities Act, and, therefore, such indemnification provisions may be unenforceable.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds $1,000,000 for the taxable year. The Company's executive compensation programs are designed to preserve the deductibility of compensation payable to executive officers, although deductibility is just one among a number of factors considered in determining appropriate levels or types of compensation.

Consideration of Shareholder Advisory Votes

        The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), required that we include in our proxy statement for the 2014 Annual Meeting of Shareholders (the "2014 Annual Meeting") a non-binding, advisory shareholder vote to approve the compensation of our Named Executive Officers. At the 2014 Annual Meeting, our shareholders voted for approval of the compensation of our Named Executive Officers (99% of votes cast). Historically, the Compensation Committee has recommended, and shareholders have approved (67% of votes cast) the Company's determination to include a shareholder advisory vote on executive compensation in its future proxy materials once every three years. The Compensation Committee has affirmed its recommendation to the Board that this advisory vote be held once every three years and the Board has approved the committee's recommendation. This will be the frequency of such advisory votes until the next required vote on the frequency of advisory votes on executive compensation, which will occur at the Company's Annual Meeting of shareholders in 2017, or until the Compensation Committee, or Board of Directors, otherwise determines a different frequency for such shareholder advisory votes.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Respectfully submitted by the members of the Compensation Committee:

Ronald S. Poelman (Chair) Jerry G. McClain

 SUMMARY COMPENSATION TABLE

        The following table summarizes all compensation paid to our Named Executive Officers in each of the three most recently completed fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
David A. Wentz	2015	$428,423	—	—	$3,035,676	$246,686	—	$9,100	$3,719,885
Co-Chief Executive	2014	$469,231	—	—	1,018,958	$218,096	—	$9,100	$1,715,385
Officer	2013	$530,769	—	—	—	$289,360	—	$8,575	$828,704
Kevin G. Guest(5)	2015	$608,516	75,000	—	$3,035,676	$350,383	—	$9,100	$4,078,675
Co-Chief Executive	2014	$589,843	25,000	—	1,036,679	$274,156	—	$9,100	$1,934,778
Officer	2013	$583,495	—	—	—	$318,104	—	$8,575	$910,174
Paul A. Jones	2015	$348,042	—	—	$1,517,838	$188,403	—	$9,100	$2,063,383
Chief Financial Officer &	2014	$329,534	—	—	—	$148,666	—	$9,100	$487,300
Chief Leadership	2013	$317,688	—	—	—	$153,192	—	$8,575	$479,455
Development Officer
Douglas Braun	2015	$334,731	—	—	$2,441,470	$192,738	—	$9,100	$2,978,039
Chief Marketing Officer
Deborah Woo(6)	2015	$592,305	—	—	$1,517,838	$341,049	—	$84,031	$2,535,223
President of Asia	2014	$583,546	—	—	1,027,818	$271,229	—	$87,580	$1,970,173
	2013	$575,052	—	—	—	$262,696	—	$83,513	$921,261
James H. Bramble	2015	$388,032	—	—	$1,517,838	$223,429	—	$9,100	$2,138,398
Chief Legal Officer &	2014	$376,843	—	—	655,677	$175,155	—	$9,100	$1,216,775
Corporate Secretary	2013	$365,909	—	—	—	$199,483	—	$8,575	$573,967

(1)
Consists of a quarterly cash bonus of $25,000 paid to Mr. Guest as our President for additional services and responsibilities while the Company's CEO, Mr. Wentz, had reduced time in the office from August 2014 through August 2015.

(2)
Amounts in this column reflect the grant date fair value of stock-settled stock appreciation rights ("SSARs") computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. In computing these amounts, the Company ignored the impact of the forfeiture rate relating to service based vesting conditions. These amounts do not represent the actual amounts paid to or realized by the Executive for these awards during the applicable fiscal year. Assumptions used in the calculation of these amounts are included in the Equity Based Compensation footnote to the Company's consolidated financial statements that are included in the Company's Annual Report on Form 10-K for the year ended January 2, 2016.

(3)
Reflects amounts paid in fiscal 2016 for performance realized in fiscal year 2015, under the Company's short-term incentive plan (cash bonus) discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(4)
Reflects employer's matching contribution to the Executive's 401(k) plan, except in the case of the compensation paid to Mrs. Woo which is set out in (6) below.

(5)
Mr. Guest was named Co-Chief Executive Officer of the Company in August 2015.

(6)
Mrs. Woo is our President of Asia & Greater China and resides in Hong Kong. In connection with Mrs. Woo's overseas employment, column (i) reflects $84,031 paid by the Company to Mrs. Woo in 2015 as retirement compensation pursuant to local law.

 GRANTS OF PLAN-BASED AWARDS

        The following table contains information regarding equity awards granted to the Named Executive Officers during the fiscal year ended January 2, 2016 and the estimated or targeted payouts under the 2016 Bonus Plan described in the Compensation Discussion and Analysis section of this Proxy Statement.

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Threshold ($)(1)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)(2)	Exercise or base price of option awards ($/Sh)(3)	Grant date fair value of stock and option awards ($)
David A. Wentz	1-Sep-15	—	$309,000	$618,000	—	—	—	—	60,000	141.49	3,035,676
Kevin G. Guest	1-Sep-15	—	$309,000	$618,000	—	—	—	—	60,000	141.49	3,035,676
Paul A. Jones	1-Sep-15	—	$178,500	$357,000	—	—	—	—	30,000	141.49	1,517,838
Doug Braun	1-Sep-15	—	$170,000	$340,000	—	—	—	—	50,000	141.49	2,441,470
Deborah Woo	1-Sep-15	—	$299,384	$598,769	—	—	—	—	30,000	141.49	1,517,838
James H. Bramble	1-Sep-15	—	$197,000	$394,000	—	—	—	—	30,000	141.49	1,517,838

(1)
There is no guaranteed payment to our Named Executive Officers under the 2016 Executive Bonus Plan. If the minimum performance objectives are not achieved, they will receive no payout under the 2016 Executive Bonus Plan. The amounts shown in column (d) reflect the target payout, which is 50% of the Executive's base salary. The amounts shown in column (e) reflect 100% of the Executive's base salary, which is the maximum payout that can be obtained under the 2016 Executive Bonus Plan.

(2)
All equity awards granted to the Named Executive Officers were SSARs and granted under the 2015 Equity Incentive Award Plan.

(3)
All Equity Awards granted to the Named Executive Officers were granted at the closing stock price on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table includes certain information with respect to the value of all equity awards previously granted to the Named Executive Officers at the end of the fiscal year ended January 2, 2016.

	Option awards(1)					Stock Awards
(a) Name	(b) Number of securities underlying unexercised options (#) exercisable	(c) Number of securities underlying unexercised options (#) unexercisable	(d) Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	(e) Option exercise price ($)	(f) Option expiration date	(g) Number of shares or units of stock that have not vested (#)	(h) Market value of shares or units of stock that have not vested ($)	(i) Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	(j) Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
David A. Wentz(1)	—	57,500	—	$57.62	15-Mar-18	—	—	—	—
	—	60,000	—	$141.49	1-Mar-20
Kevin G. Guest(1)	—	58,500	—	$57.62	15-Mar-18	—	—	—	—
	—	60,000	—	$141.49	1-Mar-20
Paul A. Jones(2)	7,000	14,000	—	$38.23	17-Jun-18	—	—	—	—
	—	30,000	—	$141.49	1-Mar-20
Douglas Braun(3)	—	14,100	—	$29.59	14-Jun-17	—	—	—	—
	—	50,000	—	$141.49	1-Mar-20
Deborah Woo(1)	—	58,000	—	$57.62	15-Mar-18	—	—	—	—
	—	30,000	—	$141.49	1-Mar-20
James H. Bramble(1)	—	37,000	—	$57.62	15-Mar-18	—	—	—	—
	—	30,000	—	$141.49	1-Mar-20

(1)
The SSAR grants to Mr. Wentz, Mr. Guest, Mrs. Woo, and Mr. Bramble which expire on March 15, 2018, vest 50% in August 2016 and 50% in August 2017. The SSAR grants to Mr. Wentz, Mr. Guest, Mrs. Woo, and Mr. Bramble which expire on March 1, 2020, vest 50% in September 2018 and 50% in September 2019.

(2)
The SSAR grant to Mr. Jones, which expires on June 16, 2018, vests 20% annually, beginning on the first anniversary of the date of grant. The SSAR grant to Mr. Jones, which expires on March 1, 2020, vests 50% in September 2018 and 50% in September 2019.

(3)
The SSAR grant to Mr. Braun, which expires on June 15, 2017, vests 20% annually, beginning on the first anniversary of the date of grant. The SSAR grant to Mr. Braun, which expires on March 1, 2020, vests 40% in September 2017 and 30% in September 2018, and 30% in September 2019.

 OPTION EXERCISES AND STOCK VESTED

        The following table summarizes certain information with respect to the awards exercised by the Named Executive Officers during the fiscal year ended January 2, 2016.

	Option awards		Stock awards
(a) Name	(b) Number of shares acquired on exercise (#)	(c) Value realized on exercise ($)	(d) Number of shares acquired on vesting (#)	(e) Value realized on vesting ($)
David A. Wentz	21,797	2,828,522	—	—
Kevin G. Guest	17,901	2,187,373	—	—
Paul A. Jones	12,660	1,892,910	—	—
Douglas Braun	10,907	1,425,406	—	—
Deborah Woo	23,031	2,925,203	—	—
James H. Bramble	10,644	1,301,426	—	—

 COMPENSATION OF DIRECTORS

        The table below summarizes the compensation paid by the Company to directors of the Company for the fiscal year ended January 2, 2016. Dr. Wentz, the Company's Chairman of the Board, received no compensation for his services as a director in 2015.

(a) Name	(b) Fees earned or paid in cash ($)(1)	(c) Stock awards ($)	(d) Option awards ($)	(e) Non-equity incentive plan compensation ($)	(f) Change in pension value and nonqualified compensation earnings ($)	(g) All other compensation ($)	(h) Total ($)
Myron W. Wentz, Ph.D.	—	—	—	—	—	—	—
Robert Anciaux	$90,150	—	—	—	—	—	$90,150
Jerry G. McClain	$108,250	—	—	—	—	—	$108,250
Ronald S. Poelman	$114,800	—	—	—	—	—	$114,800
Gilbert A. Fuller	$108,100	—	—	—	—	—	$108,100
D. Richard Williams(2)	—	—	—	—	—	—	$—

(1)
Effective July 2015, each non-employee director, other than Dr. Myron Wentz, receives an annual cash retainer of $90,600. The chair of the Company's Audit Committee, which is currently Mr. McClain, receives an additional annual cash retainer of $18,200. The chair of the Compensation Committee, which is currently Mr. Poelman, receives an annual cash retainer of $11,200 and the chair of the Governance, Risk and Nominating Committee, which is currently Mr. Fuller, receives an annual cash retainer of $6,800. Mr. Poelman also received an additional cash retainer of $13,600 as Lead Director. The amounts in column (b) reflect a combination of the retainer fees for 2015. The Company also reimburses all directors for the out-of-pocket expenses that they incur in connection with their services as directors, which include travel, lodging, and related expenses from attending conferences to continue their education and expertise as directors, as well as participating in meetings of the shareholders, Board of Directors, and committees of the Board.

(2)
Mr. Williams was appointed to the Board effective March 1, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock, as of March 1, 2016, by (1) each person known to be the beneficial owner of more than 5% of the issued and outstanding common stock based upon their most recent filings or correspondence with the SEC, (2) the Named Executive Officers and the directors of USANA individually, and (3) the Named Executive Officers and directors as a group. Except as indicated in the footnotes below, each of the persons listed below is believed to exercise sole voting and investment power over the shares of common stock that are listed for such individual or entity in this table.

Name and Address	Number of Shares(1)	Percent of Class(2)
Beneficial Owners of More Than 5%
Gull Global, Ltd.	6,399,110	53.6%
PO Box N-4899, 2/F Bahamas Financial Ctr.
Shirley & Charlotte Streets
Nassau, C5 BH1-1000
Renaissance Technologies LLC(3)	774,183	6.5%
800 Third Avenue
New York, New York 10022
FMR LLC(4)	703,762	5.9%
245 Summer Street
Boston, MA 02210
The Vanguard Group(3)	639,243	5.4%
100 Vanguard Blvd.
Malvern, PA 19355
Directors and Executive Officers
Myron W. Wentz, Ph.D.(5)	6,399,110	53.6%
Chairman of the Board
David A. Wentz(6)	399,937	3.3%
Co-Chief Executive Officer
Kevin G. Guest(7)	644	*
Co-Chief Executive Officer
Paul A. Jones(8)	4,615	*
Chief Financial Officer & Chief Leadership Development Officer
Doug Braun	—	*
Chief Marketing Officer
Deborah Woo	—	*
President of Asia
James H. Bramble(9)	635	*
Chief Legal Officer
Robert Anciaux, Director(10)	4,614	*
Jerry G. McClain, Director(11)	7,433	*
Ronald S. Poelman, Director(12)	5,969	*

Name and Address	Number of Shares(1)	Percent of Class(2)
Gilbert A. Fuller, Director(13)	980	*
D. Richard Williams	—	*
Directors and Officers as a group (12 persons)	6,823,937	57.0%

*
Less than one percent.

(1)
All entries exclude beneficial ownership of shares that are issuable pursuant to options or SSARs that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of March 1, 2016.

(2)
Percentages are rounded to nearest one—tenth of one percent. Percentages are based on 11,944,164 shares outstanding on March 1, 2016. Shares of common stock subjected to options and/or SSARs that are presently exercisable or exercisable within 60 days of March 1, 2016 are deemed to be beneficially owned by the person holding the options or SSARs for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)
Reflects the number of shares held at year-end, as reported on Form SC 13G/A filed on February 11, 2016.

(4)
Reflects the number of shares held at year-end, as reported on Form SC 13G/A filed on February 12, 2016.

(5)
Includes 6,399,110 shares held of record by Gull Global, Ltd., an Isle of Man company, which is 100% owned by Dr. Wentz. Because of his control of Gull Global, Ltd, Dr. Wentz is deemed to be the beneficial owner of the shares that are owned of record by Gull Global, Ltd.

(6)
Includes 389,515 shares that are held of record and 10,422 shares that are held in the executive's 401(k) account.

(7)
Includes 644 shares that are held in the executive's 401(k) account.

(8)
Includes 4,615 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 1, 2016. This share count assumes settlement of this individual's SSARs at the closing market price on March 1, 2016.

(9)
Includes 635 shares that are held in the executive's 401(k) account.

(10)
Includes 1,460 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 1, 2016. This share count assumes settlement of this individual's SSARs at the closing market price on March 1, 2016. Also includes 3,154 shares that are issuable pursuant to Deferred Stock Units ("DSUs"), which are presently vested or which become vested within 60 days of March 1, 2016.

(11)
Includes 1,460 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 1, 2016. This share count assumes settlement of this individual's SSARs at the closing market price on March 1, 2016. Also includes 5,973 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 1, 2016.

(12)
Includes 1,460 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 1, 2016. This share count assumes settlement of this individual's SSARs at the closing market price on March 1, 2016. Also includes 4,509 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 1, 2016.

(13)
Includes 730 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 1, 2016. This share count assumes settlement of this individual's SSARs at the closing market price on March 1, 2016. Also includes 250 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 1, 2016

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of January 2, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding awards(1)		Weighted-average exercise price of outstanding awards		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	2,188,293	(2)	$94.68	(3)	4,045,000
Equity compensation plans not approved by security holders	None		N/A		None

Total	2,188,293	(2)	$94.68	(3)	4,045,000

(1)
Consists of shares of common stock issuable under the USANA 2006 Equity Incentive Award Plan and the USANA 2015 Equity Incentive Award Plan.

(2)
Includes (i) 12,886 DSUs that will entitle each holder to the issuance of one share of common stock for each unit, and (ii) 2,175,407 SSARs. A SSAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant in shares of common stock. Based on the closing stock price of $127.75 on the last trading day of fiscal 2015 and the exercise price of SSAR's that were in-the-money, 315,943 shares of common stock would be issued upon the exercise of these SSAR awards.

(3)
Calculated without taking into account 12,886 shares of common stock subject to outstanding DSU's, which are issuable without any cash consideration or other payment required for such shares.

PROPOSAL #2—RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected KPMG LLP ("KPMG") as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2016 and internal control over financial reporting as of December 31, 2016. KPMG has served as our independent registered public accounting firm since September 16, 2013 and audited the Company's financial statements for the fiscal year ended January 2, 2016.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

        The Audit Committee pre-approves any engagement of KPMG and has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval. While ratification of the selection of auditors by the shareholders is not required and is not binding upon the Audit Committee or the Company, in the event of a negative vote on such ratification, the Audit Committee might choose to reconsider its selection.

        Prior to the performance of any services, the Audit Committee approves all audit and non-audit services to be provided by the Company's independent registered public accounting firm and the fees to be paid therefor. Although the Sarbanes-Oxley Act of 2002 permits the Audit Committee to pre-approve some types or categories of services to be provided by the independent registered public accounting firm, it is the current practice of the Audit Committee to specifically approve all services provided by the independent registered public accounting firm in advance, rather than to pre-approve any type of service. In connection with this practice, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG's independence.

Independence

        KPMG has advised us that it has no direct or indirect financial interest in the Company or in any of its subsidiaries and that during 2015 it had no connection with the Company or any of its subsidiaries, other than as its independent registered public accounting firm or in connection with certain other activities, as described below.

Financial Statements and Reports

        The financial statements of the Company as of and for the year ended January 2, 2016, and the report of the independent registered public accounting firm will be presented at the Annual Meeting. KPMG will have a representative present at the meeting who will have an opportunity to make a statement, if he or she so desires, and to respond to appropriate questions from shareholders.

Services

        During the fiscal year 2015, KPMG performed services consisting of the audit of the annual consolidated financial statements of the Company, the audit of the effectiveness of our internal control over financial reporting, review of the quarterly financial statements for the quarters ended April 4, 2015, July 4, 2015 and October 3, 2015, stand-alone audits of subsidiaries, and accounting consultations, consents, other services related to SEC filings by the Company and its subsidiaries, tax compliance services and transfer pricing services. KPMG did not perform any financial information systems design and implementation services for the Company for the fiscal year 2015.

        During the fiscal year 2014, KPMG performed services consisting of the audit of the annual consolidated financial statements of the Company, the audit of the effectiveness of our internal control over financial reporting, review of the quarterly financial statements for the quarters ended March 29, 2014, June 28, 2014 and September 27, 2014, stand-alone audits of subsidiaries, and accounting consultations, consents, other services related to SEC filings by the Company and its subsidiaries, tax compliance services and transfer pricing services. KPMG did not perform any financial information systems design and implementation services for the Company for the fiscal year 2014.

        The following table summarizes the fees that were paid to KPMG by the Company during fiscal years 2015 and 2014.

Type of Service and Fee	Fiscal Year 2014	Fiscal Year 2015
Audit Fees	$1,423,415	$1,634,529
Audit Related Fees	—	—
Tax Fees	$43,050	$57,050
All Other Fees	—	—
Total Fees	$1,466,465	$1,691,579

RECOMMENDATION

        The Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG LLP, as the Company's independent registered public accounting firm for fiscal year 2016.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is responsible for monitoring the Company's financial accounting and financial reporting processes and the Company's system of internal controls, selecting the independent registered public accounting firm on behalf of the Board of Directors, and monitoring the audit results. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company's consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing their opinion thereon. In this context, the Audit Committee met regularly and held discussions with management, the internal audit department and KPMG LLP. Management represented to the Audit Committee that the consolidated financial statements for the fiscal year 2015 were prepared in accordance with U.S. generally accepted accounting principles and internal control over financial reporting was effective as of January 2, 2016.

        The Audit Committee hereby reports as follows:

  •
  The Audit Committee has reviewed and discussed the audited consolidated financial statements and internal controls over financial reporting with management and KPMG LLP. This discussion included KPMG LLP's judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

  •
  The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  •
  KPMG LLP also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP the accounting firm's independence. The Audit Committee also considered whether non-audit services provided by KPMG LLP during the last fiscal year were compatible with maintaining the accounting firm's independence.

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended January 2, 2016, for filing with the Securities and Exchange Commission.

        Respectfully submitted by the members of the Audit Committee:

Jerry G. McClain (Chair) Gilbert A. Fuller Ronald S. Poelman

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

        The Company has no employment agreements with any of its executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and with the NYSE. Officers, directors, and greater-than-ten-percent shareholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

        Based solely upon a review of these forms that were furnished to the Company, and based on representations made by certain persons who were subject to this obligation that such filings were not required to be made, the Company believes that all reports that are required to be filed by these individuals and persons under Section 16(a) were filed on time in fiscal year 2015, except that two filings for Gull Global, Ltd. were reported late on Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

        In the ordinary course of business, we may engage in transactions which have the potential to create actual or perceived conflicts of interest between USANA and our directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full Board of Directors. While we have not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:

  •
  information regarding the goods or services that are proposed to be provided, or that are being provided, by or to the related party;

  •
  the nature of the transaction and the costs to be incurred by the Company;

  •
  an analysis of the costs and benefits that are associated with the transaction and a comparison of alternative goods or services that are available to the Company from unrelated parties;

  •
  an analysis of the significance of the transaction to the Company;

  •
  whether the transaction would be in the ordinary course of our business;

  •
  whether the transaction is on terms that are comparable to those that could be obtained in an arm's-length dealing with an unrelated third party; and

  •
  whether the transaction could result in an independent director no longer being considered to be independent under the NYSE rules.

        After considering these and other relevant factors, the Audit Committee either (1) approves or disapproves the related party transaction, or (2) requests that the full Board of Directors consider the matter. The Audit Committee will not approve any related party transaction which is not on terms that it believes are both fair and reasonable to USANA.

Related Party Transaction

        The Company's Founder and Chairman of the Board, Myron W. Wentz, PhD, is the sole beneficial owner of Gull Global, Ltd., which is the largest shareholder of the Company. Gull Global, Ltd. owned 51.4% of our issued and outstanding shares as of January 2, 2016. Dr. Wentz devotes much of his personal time, expertise, and resources to a number of business and professional activities outside of USANA. The most significant of these is the Sanoviv Medical Institute, which is a unique, fully integrated health and wellness center located near Rosarito, Mexico that Dr. Wentz founded 1998. Dr. Wentz's private entity, Sanoviv S.A. DE C.V. ("Sanoviv"), contracts with Medicis, S.C. ("Medicis"), an entity that is owned and operated independently of Dr. Wentz, to conduct the operations of the Sanoviv Medical Institute. Sanoviv leases the medical building to Medicis and Medicis carries out all of the operations of the medical institute, which include employing all of the medical and healthcare professionals who provide services at the medical institute. The Medicis medical and healthcare professionals possess expertise in the fields of human health, digestive health, nutritional medicine, lifestyle medicine and other medical fields that are important to USANA.

        In 2015, Medicis performed a variety of contract research services on behalf of USANA, which included: (i) research and development of novel product formulations for future development and production by USANA; and (ii) research and development of improvements in existing USANA product formulations. Also, in 2015, Medicis performed health assessments and physical examinations for certain of our executives. In exchange for these services, USANA paid Medicis approximately $383,000 during 2015. The Company's agreements with Medicis were approved by the Audit Committee in advance of the Company's entry into the agreements. Our collaboration with Medicis is terminable at will by us at anytime, without any continuing commitment by USANA.

OTHER MATTERS

        Shareholder Proposals.    As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment on these matters. Shareholders who intend to present proposals at the 2017 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Company not later than November 26, 2016. Such proposals must meet the requirements of the SEC to be eligible for inclusion in our 2017 proxy materials.

ANNUAL REPORT

        A copy of the our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, as filed with the SEC, will be made available on our website and, to each shareholder of record at March 1, 2016 who requests such materials, mailed concurrently with, this Proxy Statement. The Annual Report on Form 10-K is not deemed a part of the proxy soliciting material for the Annual Meeting.

        Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this Proxy Statement under the captions "Audit Committee Report" and "Compensation Committee Report" shall not be incorporated by reference into any document filed with the SEC.

 FURTHER INFORMATION

        Additional copies of the Annual Report on Form 10-K for the year ended January 2, 2016 (including financial statements and financial statement schedules) that has been filed with the SEC may be obtained without charge by writing to USANA Health Sciences, Inc., Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336. Our reports and other public filings, including this Proxy Statement, also may be obtained from the SEC's on-line database, located at www.sec.gov.

By Order of the Board of Directors,

James H. Bramble, Corporate Secretary

Date: March 23, 2016

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. USANA HEALTH SCIENCES, INC. ATTN: Joshua Foukas 3838 W. PARKWAY BLVD. Salt Lake City, UT 84120 Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Myron W. Wentz, Ph.D. 06 Frederic Winssinger 02 Gilbert A. Fuller 07 Feng Peng 03 Robert Anciaux 04 David A. Wentz 05 D. Richard Williams The Board of Directors recommends you vote FOR the following proposal: 2To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2016. NOTE: To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof. ForAgainst Abstain 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000278270_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com USANA HEALTH SCIENCES, INC. Annual Meeting of Shareholders May 2, 2016 9:30 AM This proxy is solicited by the Board of Directors The shareholder executing and delivering this Proxy hereby appoints David A. Wentz and Paul A. Jones and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of the Company held of record by the undersigned as of March 1, 2016, at the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at the Corporate headquarters, 3838 West Parkway Blvd., Salt Lake City, Utah 84120, on Wednesday, May 2, 2016, at 9:30 a.m., Mountain Daylight Time, or at any adjournment thereof. This Proxy is given in accordance with the instructions indicated and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side 0000278270_2 R1.0.1.25